                                                                   EXHIBIT 10.16
California Pizza Kitchen
Executive Retirement Savings Plan
Master Plan Document

                              Amended and Restated

                              Effective May 1, 2000


                               Copyright (C) 2000
                      By Compensation Resource Group, Inc.
                               All Rights Reserved

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California Pizza Kitchen
Executive Retirement Savings Plan
Master Plan Document

                                TABLE OF CONTENTS

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Purpose ..................................................................    1

ARTICLE 1   Definitions ..................................................    1

ARTICLE 2   Selection, Enrollment, Eligibility ...........................    6

     2.1    Selection by Committee .......................................    6
     2.2    Enrollment Requirements ......................................    6
     2.3    Eligibility; Commencement of Participation ...................    6
     2.4    Termination of Participation and/or Deferrals ................    6

ARTICLE 3   Deferral Commitments/Company Matching/Crediting Taxes ........    6

     3.1    Minimum Deferrals ............................................    6
     3.2    Maximum Deferral .............................................    7
     3.3    Election to Defer; Effect of Election Form ...................    7
     3.4    Withholding of Annual Deferral Amounts .......................    7
     3.5    Annual Company Contribution Amount ...........................    7
     3.6    Annual Company Matching Amount ...............................    8
     3.7    Investment of Trust Assets ...................................    8
     3.8    Vesting ......................................................    8
     3.9    Crediting/Debiting of Account Balances .......................    9
     3.10   FICA and Other Taxes .........................................   11

ARTICLE 4   Short-Term Payout; Unforeseeable Financial Emergencies;
            Withdrawal Election; 401(k) Roll-Over ........................   12

     4.1    Short-Term Payout ............................................   12
     4.2    Other Benefits Take Precedence Over Short-Term ...............   12
     4.3    Withdrawal Payout/Suspensions for Unforeseeable Financial
            Emergencies ..................................................   12
     4.4    Withdrawal Election ..........................................   13
     4.5    401(k) Roll-Over .............................................   13
     4.6    401(k) Roll-Over Takes Precedence Over Other Benefits ........   13

ARTICLE 5   Retirement Benefit ...........................................   14

     5.1    Retirement Benefit ...........................................   14
     5.2    Payment of Retirement Benefit ................................   14
     5.3    Death Prior to Completion of Retirement Benefit ..............   14
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Master Plan Document

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ARTICLE 6   Pre-Retirement Survivor Benefit ..............................   14

     6.1    Pre-Retirement Survivor Benefit ..............................   14
     6.2    Payment of Pre-Retirement Survivor Benefit ...................   14

ARTICLE 7   Termination Benefit ..........................................   14

     7.1    Termination Benefit ..........................................   14
     7.2    Payment of Termination Benefit ...............................   15

ARTICLE 8   Disability Waiver and Benefit ................................   15

     8.1    Disability Waiver ............................................   15
     8.2    Continued Eligibility; Disability Benefit ....................   15

ARTICLE 9   Beneficiary Designation ......................................   16

     9.1    Beneficiary ..................................................   16
     9.2    Beneficiary Designation; Change; Spousal Consent .............   16
     9.3    Acknowledgement ..............................................   16
     9.4    No Beneficiary Designation ...................................   16
     9.5    Doubt as to Beneficiary ......................................   16
     9.6    Discharge of Obligations .....................................   16

ARTICLE 10  Leave of Absence .............................................   16

     10.1   Paid Leave of Absence ........................................   17
     10.2   Unpaid Leave of Absence ......................................   17

ARTICLE 11  Termination, Amendment or Modification .......................   17

     11.1   Termination ..................................................   17
     11.2   Amendment ....................................................   17
     11.3   Plan Agreement ...............................................   18
     11.4   Effect of Payment ............................................   18

ARTICLE 12  Administration ...............................................   18

     12.1   Committee Duties .............................................   18
     12.2   Administration Upon Change In Control ........................   18
     12.3   Agents .......................................................   19
     12.4   Binding Effect of Decisions ..................................   19
     12.5   Indemnity of Committee .......................................   19
     12.6   Employer Information .........................................   19
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Master Plan Document

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ARTICLE 13  Other Benefits and Agreements ................................   19

     13.1   Coordination with Other Benefits .............................   19

ARTICLE 14  Claims Procedures ............................................   19

     14.1   Presentation of Claim ........................................   20
     14.2   Notification of Decision .....................................   20
     14.3   Review of a Denied Claim .....................................   20
     14.4   Decision on Review ...........................................   20
     14.5   Legal Action .................................................   21

ARTICLE 15  Trust ........................................................   21

     15.1   Establishment of the Trust ...................................   21
     15.2   Interrelationship of the Plan and the Trust ..................   21
     15.3   Distributions From the Trust .................................   21

ARTICLE 16  Miscellaneous ................................................   21

     16.1   Status of Plan ...............................................   21
     16.2   Unsecured General Creditor ...................................   21
     16.3   Employer's Liability .........................................   21
     16.4   Nonassignability .............................................   22
     16.5   Not a Contract of Employment .................................   22
     16.6   Furnishing Information .......................................   22
     16.7   Terms ........................................................   22
     16.8   Captions .....................................................   22
     16.9   Governing Law ................................................   22
     16.10  Notice .......................................................   22
     16.11  Successors ...................................................   23
     16.12  Spouse's Interest ............................................   23
     16.13  Validity .....................................................   23
     16.14  Incompetent ..................................................   23
     16.15  Court Order ..................................................   23
     16.16  Distribution in the Event of Taxation ........................   23
     16.17  Insurance ....................................................   24
     16.18  Legal Fees To Enforce Rights After Change in Control .........   24
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California Pizza Kitchen
Executive Retirement Savings Plan
Master Plan Document

                            CALIFORNIA PIZZA KITCHEN
                        EXECUTIVE RETIREMENT SAVINGS PLAN
                              Amended and Restated
                              Effective May 1, 2000
                                     Purpose

     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of California Pizza Kitchen, Inc., a California corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1
                                   Definitions

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance and (iii) the vested Company Matching Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options.

1.3 "Annual Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.4 "Annual Company Matching Amount" for any one Plan Year shall be the amount determined in accordance with Section 3.6.

1.5 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary and/or Annual Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual

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Master Plan Document

     payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

1.7 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.8 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10 "Board" shall mean the board of directors of the Company.

1.11 "Change in Control" shall mean the first to occur of any of the following events:

     (a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's capital stock entitled to vote in the election of directors;

     (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this
          Section 1.10) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

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Executive Retirement Savings Plan
Master Plan Document

     (c) The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger;

     (d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

     (e) The shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code
          Section 1563) in which the Company is a member.

1.12 "Claimant" shall have the meaning set forth in Section 14.1.

1.13 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14 "Committee" shall mean the committee described in Article 12.

1.15 "Company" shall mean California Pizza Kitchen, Inc., a California corporation, and any successor to all or substantially all of the Company's assets or business.

1.16 "Company Contribution Account" shall mean (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account.

1.17 "Company Matching Account" shall mean (i) the sum of all of a Participant's Annual Company Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Matching Account.

1.18 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective

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Executive Retirement Savings Plan
Master Plan Document

     date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.19 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20 "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.21 "Disability Benefit" shall mean the benefit set forth in Article 8.

1.22 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.23 "Employee" shall mean a person who is an employee of any Employer.

1.24 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.26 "First Plan Year" shall mean the period beginning May 1, 2000 and ending December 31, 2000.

1.27 "401(k) Plan" shall be that certain California Pizza Kitchen, Inc. and Subsidiaries Retirement Savings Plan adopted by the Company.

1.28 "Maximum 401(k) Amount" with respect to a Participant, shall be the maximum amount of elective contributions that can be made by such Participant, consistent with Code Section 402(g) and the limitations of Code Section 401(k)(3), for a given plan year under the 401(k) Plan.

1.29 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.30 "Plan" shall mean the Company's Executive Retirement Savings Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

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Master Plan Document

1.31 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.32 "Plan Year" shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.33 "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
     Article 6.

1.34 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability at such time as the sum of the Employee's age and Years of Service equals fifty (50) or more.

1.35 "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.36 "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.37 "Termination Benefit" shall mean the benefit set forth in Article 7.

1.38 "Termination of Employment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.39 "Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of June 28, 2001 between the Company and the trustee named therein, as amended from time to time.

1.40 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.41 "Years of Service" shall mean the total number of full or partial years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall be prorated on an actual/365 day basis and counted as prorated.

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Master Plan Document

                                    ARTICLE 2
                       Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2 Enrollment Requirements. As a condition of participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                    ARTICLE 3
              Deferral Commitments/Company Matching/Crediting/Taxes

3.1  Minimum Deferrals.

     (a) Base Annual Salary and/or Annual Bonus. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual Bonus in the following minimum amounts for each deferral elected:

               ----------------------------------------------------
                         Deferral                Minimum Amount
               ----------------------------------------------------
                   Base Annual Salary                $2,000
               ----------------------------------------------------
                   Annual Bonus                      $2,000
               ----------------------------------------------------

          If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

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Master Plan Document

     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2  Maximum Deferral.

     (a) Base Annual Salary and Annual Bonus. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual Bonus up to the following maximum percentages for each deferral elected:

               ----------------------------------------------------
                         Deferral                Maximum Amount
               ----------------------------------------------------
                   Base Annual Salary                 100%
               ----------------------------------------------------
                   Annual Bonus                       100%
               ----------------------------------------------------

          Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year, the maximum Annual Deferral Amount, with respect to Base Annual Salary and Annual Bonus shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.3  Election to Defer; Effect of Election Form.

     (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

     (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company

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Master Plan Document

     Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the last day of the Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.6 Annual Company Matching Amount. A Participant's Annual Company Matching Amount for any Plan Year shall be equal to a percentage of the Participant's Annual Deferral Amount for such Plan Year, which percentage
     (i) shall be based upon the profitability of the Company, (ii) shall be determined and announced for each Plan Year by the Committee in its sole and absolute discretion and (iii) may be zero for any Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Matching Amount for such Plan Year shall be zero. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies.

3.7 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.8  Vesting.

     (a) A Participant shall at all times be 100% vested in his or her Deferral Account.

     (b) A Participant shall be vested in his or her Company Contribution Account and Company Matching Account as follows: (i) with respect to all benefits under this Plan other than the Termination Benefit, a Participant's vested Company Contribution Account and Company Matching Account shall equal 100% of such Participant's Company Contribution Account and Company Matching Account; and (ii) except as otherwise provided below, with respect to the Termination Benefit, a Participant's Company Contribution Account and Company Matching Account shall vest on the basis of the Participant's Years of Service at the time the Participant experiences a Termination of Employment, in accordance with the following schedule:

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
          -------------------------------------------------------------------------------------
                   Years of Service at Date of                     Vested Percentage of
                    Termination of Employment                  Company Contribution Account
                                                               and Company Matching Account
          -------------------------------------------------------------------------------------
                         Less than 1 year                                   0%
          -------------------------------------------------------------------------------------
                 1 year or more, but less than 2                          33 1/3%
          -------------------------------------------------------------------------------------
                 2 years or more, but less than 3                         66 2/3%
          -------------------------------------------------------------------------------------
                         3 years or more                                   100%
          -------------------------------------------------------------------------------------

          Notwithstanding the foregoing schedule and/or any provision of this Plan that may be construed to the contrary, if a Participant experiences a Termination of Employment with a partial Year of Service, the vested percentage of the Participant's Company Contribution Account and Company Matching Account shall be pro-rated on a daily basis to take account of such partial Year of Service. For example, if the Participant experiences a Termination of Employment of Employment at such time as he or she has 2 1/2 Years of Service, the vested percentage of his or her Company Contribution Account and Company Matching Account shall be 83 1/3%.

     (c) Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, a Participant's Company Contribution Account and Company Matching Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

     (d) Notwithstanding subsection (d), the vesting schedule for a Participant's Company Contribution Account and Company Matching Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant's Company Contribution Account and/or Company Matching Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of
          Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting Firm"). The opinion shall state the Accounting Firm's opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

3.9 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

     (a) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent business day in which the Participant participates in the

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          Plan, unless changed in accordance with the next sentence. Commencing with the first business day that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, no later than the close of business on such day, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

     (b) Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

     (c) Measurement Funds. The Participant may elect one or more of the following measurement funds, based on certain mutual funds (the "Measurement Funds"), for the purpose of crediting additional amounts to his or her Account Balance:

          (1) [EXAMPLES: Fund A (described as a mutual fund seeking current income and an opportunity for growth of principal consistent with sound common stock investing);

          (2) Fund B (described as a mutual fund which seeks long-term growth of capital through investments in stocks in the United States and all over the world);

          (3) Fund C (described as a mutual fund which seeks long-term growth of capital and income primarily through investments in common stocks);

          (4) Fund D (described as a mutual fund which seeks as high a level of current income as is consistent with the preservation of capital);

          (5) Fund E (described as a mutual fund which seeks current income and, secondarily, growth of capital);

          (6) Fund F (described as a mutual fund which seeks long-term growth of capital by investing in companies outside of the United States); and

          (7) Fund G (described as a mutual fund which seeks long-term growth of capital through a diversified portfolio of common stocks).]

          As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

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     (d)  Crediting or Debiting Method. The performance of each elected
          Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such business day, as of the close of business on such business day, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any business day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such business day, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant's Base Annual Salary and/or Annual Bonus through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such business day, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant's Annual Company Matching Amount, if any, shall be credited to his or her Company Matching Account for purposes of this Section 3.9(d) as of the close of business on the first business day in February of the Plan Year following the Plan Year to which it relates. The Participant's Annual Company Contribution Amount, if any, shall be credited to his or her Company Contribution Account for purposes of this Section 3.9(d) as of the close of business on the date selected by the Committee in its sole discretion.

     (e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.10 FICA and Other Taxes.

     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

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     (b)  Company Matching Amounts. When a participant becomes vested in a portion of his or her Company Matching Account, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary and/or Annual Bonus that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Company Matching Account in order to comply with this Section 3.10.

     (c) Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

                                    ARTICLE 4
             Short-Term Payout; Unforeseeable Financial Emergencies;
                      Withdrawal Election; 401(k) Roll-Over

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount and/or each contribution of an Annual Company Contribution Amount and/or Annual Company Matching Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount, Annual Company Contribution Amount and/or Annual Company Matching Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount, Annual Company Contribution Amount and/or Annual Company Matching Amount, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount (reduced by the 401(k) Roll-Over Amount for such Plan Year), determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least five Plan Years after the Plan Year in which the Annual Deferral Amount, Annual Company Contribution Amount and/or Annual Matching Amount is actually deferred or contributed. By way of example, if a five year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2001, the five year Short-Term Payout would become payable during a 60 day period commencing January 1, 2007.

4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with
     Section 4.1 but shall be paid in accordance with the other applicable Article. Moreover, any Short-Term Payout shall be adjusted to take into account any contribution under Section 4.5 below.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's

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     Account Balance, calculated as if such Participant were receiving a
     Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4 Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

4.5 401(k) Roll-Over.. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to have his or her Employer cause an amount equal to the lesser of the Participant's: (i) Base Annual Salary portion of his or her Annual Deferral Amount for such Plan Year, (ii) Base Annual Salary portion of the Annual Deferral Amount for such Plan Year, adjusted in accordance with the crediting/debiting method set forth in
     Section 3.9, or (iii) Maximum 401(k) Amount (the resulting amount being hereinafter referred to as the "401(k) Roll-Over Amount"), to be contributed directly to the 401(k) Plan on behalf of the Participant as soon as is administratively feasible after the calculation of the Maximum 401(k) Amount. If the definition of Base Annual Salary is more inclusive than the definition of "compensation" under Code Section 401 or the 401(k) Plan, Base Annual Salary shall be reduced to include only the items that are includable under Code Section 401 or the 401(k) Plan for purposes of the calculations in (i) and (ii) above. In no event shall the contribution to the 401(k) Plan and reduction under this Plan for any Plan Year be greater than the Annual Deferral Amount for the Plan Year that relates to the 401(k) Plan Year, it being understood that "earnings" credited or debited to a Participant's Deferral Account shall not be used for purposes of this Section 4.5.

4.6 401(k) Roll-Over Takes Precedence Over Other Benefits.. Should an event occur that triggers a benefit under Articles 4, 5, 6, 7 or 8, such benefit shall be adjusted by the Committee to permit the contribution of the maximum amount possible into the 401(k) Plan, consistent with the Code and regulations.

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                                    ARTICLE 5
                               Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 1 year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day on which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                    ARTICLE 6
                         Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum. The lump sum payment shall be made no later than 60 days after the day on which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7
                               Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

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7.2  Payment of Termination Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method of 2 or 3 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 1 year prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day on which the Participant experiences a Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 8
                          Disability Waiver and Benefit

8.1  Disability Waiver.

     (a) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and/or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

     (b) Return to Work. If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with
     Article 5. The Disability Benefit shall be paid

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     in a lump sum within 60 days of the Committee's exercise of such right. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 9
                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                Leave of Absence

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10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's
     Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11
                     Termination, Amendment or Modification

11.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if

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Executive Retirement Savings Plan
Master Plan Document

     the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this
     Section 11.2 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.3 Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 Administration

12.1 Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and
     (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 Administration Upon Change In Control. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2)

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Master Plan Document

     indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

12.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6 Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances the Retirement, Disability, death or circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

                                   ARTICLE 13
                          Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
                                Claims Procedures

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Master Plan Document

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv)  an explanation of the claim review procedure set forth in
                Section 14.3 below.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

     (b)  may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

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Executive Retirement Savings Plan
Master Plan Document

         (c) such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15
                                      Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts, and Company Matching Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16
                                  Miscellaneous

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An

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Executive Retirement Savings Plan
Master Plan Document

         Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                            Chief Financial Officer
                            California Pizza Kitchen, Inc.
                            6053 West Century Boulevard, 11/th/ Floor
                            Los Angeles, California 90045

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Executive Retirement Savings Plan
Master Plan Document

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16    Distribution in the Event of Taxation.

         (a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made

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Executive Retirement Savings Plan
Master Plan Document

               within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.17 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.18 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has signed this Plan document as of May 1, 2000.

                                    "Company"
                                    California Pizza Kitchen, Inc., a California corporation

                                                By: /s/ H.G. CARRINGTON JR.
                                                    ------------------------
                                                H.G. Carrington Jr
                                    Executive Vice President and Chief Financial
                                    Officer

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

                 Late-Day Trading Addendum With Plan Sponsor for
              Plans with Wilmington Trust Company, as Trustee, and
          Administrative Management Group ("AMG"), as Plan Recordkeeper
                  (NSCC/FUNDServe Processed Mutual Funds Only)

     THIS ADDENDUM is made as of this 28 day of June, 2001, between California Pizza Kitchen (the "Plan Sponsor"), plan sponsor of the Executive Deferred Comp Plan (the "Plan"), and WILMINGTON TRUST COMPANY, as Trustee (the "Trustee").

     1. This Addendum supplements the Trust Agreement between the Plan Sponsor and the Trustee with respect to the Plan and sets forth the mutual understanding of the late day trade processing requirements for the Plan. In the event of any inconsistency with the Trust Agreement, the provisions of this Addendum shall control.

     2. The Recordkeeper shall be responsible for providing the Trustee with all information associated with "late-day trading" of mutual funds held under the Trust Agreement; and the Plan Sponsor acknowledges that the "late-day trading" of such securities shall be executed by the Trustee based on information provided by the Recordkeeper. The method, timing and processing of this trading shall be as specified below, as amended in writing from time to time by the parties. The Trustee shall execute directed trades in accordance with the standards specified below, and any processing of mutual fund trades which does not comply with the terms specified below shall be undertaken by the Trustee on a best efforts basis only, which may include the next business day. The Plan Sponsor hereby confirms that it has appointed Administrative Management Group as the Recordkeeper for the Plan, and the Trustee shall be entitled to rely upon the continuation of such appointment until notified to the contrary in writing by the Plan Sponsor.
By:
 3:00 p.m. CT/4:00 p.m. ET          AMG edits/updates any incoming transactions
                                    received since 3 p.m. CT/4:00 p.m. ET of the
                                    previous day. Any trade requests made on the
                                    voice response system after 3 p.m. CT/4:00
                                    p.m. ET will be processed with the next
                                    business day's transactions.
 8:00 p.m. CT/9:00 p.m. ET          The Trustee will make all reasonable efforts
                                    to receive NAV prices for mutual funds and
                                    provide such prices to AMG by electronic
                                    transmission.
10:00 p.m. CT/11:00 p.m. ET         AMG provides purchases and sales detail to
                                    the Trustee by electronic transmission and
                                    in a mutually agreed upon file format. If
                                    there is no activity, a zero file
                                    transmission will be sent.
 1:00 a.m. CT/2:00 a.m. ET          The Trustee processes the late-day trade
                                    file on its trust accounting system; and the
                                    Trustee creates a Computer-to-Computer (CCF)
                                    Fund/SERV late trade file, which will be
                                    transmitted to DTCC within the DTCC required
                                    timeframes.
10:00 a.m. CT/11:00 a.m. ET         The Trustee receives confirmations for the
                                    previous day's trades electronically through
                                    DTCC.
Noon CT/1 p.m. ET                   The Trustee will notify AMG of any
                                    reconciling differences from the previous
                                    day's activity. The Trustee will promptly
                                    notify AMG of
                                    subsequent adjustments made by the fund
                                    family, upon a responsible officer of the
                                    Trustee having actual knowledge of said
                                    adjustments.

          The above processes assume that all required information, including pricing information, is received timely and through automated pricing services, and each step is dependent on the timely performance of the preceding steps. Pricing data for mutual funds will be obtained from sources believed to be reliable, but the Trustee shall not be liable for the accuracy of such prices. AMG will independently obtain pricing data from sources believed by it to be reliable, and will use the prices provided by the Trustee as an additional check on pricing accuracy prior to transmitting AMG's trade file to the Trustee.

     3. The Recordkeeper (and not the Trustee) shall be responsible at all times to maintain records sufficient to identify the date and time of receipt of all investor/participant-level transactions involving a Fund, including, without limitation, all purchases, redemptions and exchanges. At the written request of any mutual fund family or complex, the Recordkeeper will make available copies of all records of investor/participant-level transactions maintained by the Recordkeeper as may be reasonably requested by any mutual fund family or complex to ensure compliance with applicable law. The Recordkeeper also agrees that such records will be made available to the Securities and Exchange Commission in accordance with requirements of Rule 17Ad-7(g) under the Securities Exchange Act of 1934, as amended, or any other applicable law. The Recordkeeper represents and warrants that its internal control structure over the processing and transmission of participant instructions is and will continue to be suitably designed to prevent or detect on a timely basis instructions received after the applicable cut off times for non-late day trading or late day trading, as the case may be, established by the NSCC or the Funds, if earlier (collectively, "Cut Off Times"), from being aggregated with participant instructions received prior to the applicable Cut Off Times, and to minimize errors that could result in late transmission of any instructions to any mutual fund family or complex. The Recordkeeper agrees to grant to any mutual fund family or complex the right, upon reasonable written notice, to audit such control functions. Further, AMG (the "Recordkeeper"), will not accept orders or otherwise act in a manner that is contrary to NSCC requirements for trading any Plan on the "late-day trading" platform.

     4. In no event shall the Trustee or Administrative Management Group be liable or responsible for any losses arising out of events beyond their control which prevent or delay the late-day trading of any mutual funds including, without limitation, any unavailability or delay in obtaining pricing information, any interruption or delay in electronic transmissions, any action of any utility, and any mechanical or other malfunction or electronic interruption or any other event which prevents or interrupts normal processing; and the Trustee shall not be liable or responsible for any loss to the Plan Sponsor, Plan and/or Plan participants that results from fluctuation(s) of market value(s) during any such period.

          IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representatives to execute this Agreement as of the date first written above.

PLAN SPONSOR:                                               TRUSTEE:
                                                       WILMINGTON TRUST COMPANY
                                                            as Trustee


By: /s/ GREGORY S. LEVIN                                 By: /s/ BOYD S. MINNIX
    --------------------                                     ------------------
Gregory S. Levin                                         Boyd S. Minnix
--------------------------
Title: Vice President and Chief Financial Officer        Title: Director of
                                                         Retirement Services

ACKNOWLEDGED AND AGREED TO
BY THE RECORDKEEPER:

ADMINISTRATIVE MANAGEMENT GROUP


By: /s/  J.H. BLACK
    ---------------
Title: John H. Black
Title: Assistant Vice President

                     APPOINTMENT OF WILMINGTON TRUST COMPANY
                              AS SUCCESSOR TRUSTEE
                        AND AMENDMENT OF TRUST AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of June 28, 2001, by and between CALIFORNIA PIZZA KITCHEN, INC., a California corporation (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware corporation ("WTC" or the "Trustee").

     WHEREAS, the Company has heretofore adopted a nonqualified deferred compensation plan named the California Pizza Kitchen Executive Retirement Savings Plan (the "Plan");

     WHEREAS, in connection with the adoption of the Plan, the Company heretofore entered into a Trust Agreement dated as of October 1, 1999 (the "Trust Agreement") with Investors Bank and Trust as trustee, and a true and accurate copy of which Trust Agreement has been provided to WTC;

     WHEREAS, the Company desires to appoint WTC as successor trustee under the Trust Agreement, and WTC is willing to serve as successor trustee in accordance with the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the Company and WTC hereby agree as follows:

1. Pursuant to Article VIII of the Trust Agreement, the Company hereby appoints WTC as successor trustee, and WTC hereby accepts its appointment as successor trustee.

2. Article 4.2.8 of the Trust Agreement is hereby amended to read in full as follows:
     "To employ agents, accountants, actuaries or other professionals to assist in performing any of its duties or obligations hereunder, and with the prior consent of the Company, which consent shall not be unreasonably withheld, to request the advice and assistance of counsel, including counsel for the Company, or other counsel designated by the Company or by the Trustee."

3. Article 6.1 of the Trust Agreement is hereby amended by adding the following phrase at the end thereof:
     ", or be under any obligation to monitor any insurance policies or contracts held in the Trust or the issuers of any such insurance policies or contracts."

4. Article 6.2 of the Trust Agreement is hereby amended by adding the following sentence at the end thereof:
     "Unless and until notified otherwise in writing by the Company, the Trustee is hereby authorized to receive and act upon any instructions received directly from the recordkeeper for the Plan (currently Lincoln National Life Insurance Company or its agent, Administrative Management Group), whether in writing, by facsimile or electronic transmission, with respect to any investments, beneficiary payments, tax reporting or other transactions to be processed on behalf of the Trust, and such instructions shall for all purposes be deemed provided directly by the Company under this Trust Agreement."

5. Article 6.3 of the Trust Agreement is hereby amended by adding the following sentence at the end thereof:
     "Notwithstanding the foregoing, in no event shall the Trustee have any duty to undertake, defend or continue any litigation unless payment of related fees and expenses in ensure to the reasonable satisfaction of the Trustee."

6. The first sentence of Article 12.1 of the Trust Agreement is hereby amended to read as follows:
     "The Trust shall be construed and administered according to the internal laws of the jurisdiction in which the principal office of the Trustee is located."

7. The parties agree that the Trustee shall be paid compensation for its services by the recordkeeper as part of a "bundled" fee arrangement for the Plan. To the extent not paid by the recordkeeper, or alternatively by the Employer, such compensation, costs and expenses shall be paid from the Trust Fund as provided in Article VII of the Trust Agreement.

8. Except as amended and modified hereby, the terms and provisions of the Trust Agreement are hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed and its corporate seal to be affixed by duly authorized officers as of the date first above written.

CALIFORNIA PIZZA KITCHEN, INC.                WILMINGTON TRUST COMPANY,
                                              as Successor Trustee

By: /s/ GREGORY S. LEVIN                      By: /s/ MARY A. STOPYRA
    -------------------------                    -------------------------
Gregory S. Levin                              Mary A. Stopyra
Vice President and Chief Financial Officer    By: Vice President

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